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                                                                   EXHIBIT 10.20

                     Approved by the Benefits Officer 8/9/02


                                 AMENDMENT NO. 2
                                     TO THE
                            TIME WARNER ENTERTAINMENT
                           DEFERRED COMPENSATION PLAN
                   (AMENDED AND RESTATED AS OF AUGUST 1, 2001)


1. The following new Section 2.5 is added to Article II and the prior Sections 2.5 through 2.28 are redesignated as Sections 2.6 through 2.29, respectively.

                  2.5 ASSISTANT BENEFITS OFFICER: The Assistant Benefits Officer provided for herein.

2. Former Section 2.7 (renumbered as Section 2.8) is amended to read as follows:

                  2.8       BOARD:  The general partners of the Company.

3. Subsection 3.1(ii) is amended to read, to the end of the first sentence thereof, as follows:

                                    (ii)    have a current base salary plus
                                            bonus in excess of, or projected to
                                            be in excess of, the Compensation
                                            Limit or are otherwise designated as
                                            eligible by the Benefits Officer.

4. Section 3.2 is amended by deleting the third sentence thereof and changing the fifth sentence to read as follows:

                  In lieu of designating a percentage, the Eligible employee may elect to have a specific dollar amount of the bonus deferred or may make such other deferral election as may be approved from time to time by the Benefits Officer.

5.       Subsection 3.3 (i) is amended to read as follows:

                                    (i)     the percentage of the bonus or
                                            compensation specified in Section
                                            3.2 (b) to be deferred or the
                                            specific dollar amount to be
                                            deferred (provided, however, if such
                                            specific dollar amount exceeds the
                                            amount eligible for deferral, no
                                            deferral shall be made);


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6.       Section 4.4  is amended to read as follows:

                           4.4      CHANGES IN INVESTMENT DIRECTION. A
                  Participant or Inactive Participant may make one Investment Direction in each calendar quarter, with respect to each of new deferrals and previous deferrals and any earnings thereon; provided, however, that one additional Investment Direction may be made in each calendar quarter in which any Investment Fund is made available, or ceases to be available, as provided for in Section 2.20, with respect to each of new deferrals and previous deferrals and any earnings thereon.

7.       The last sentence of Subsection 5.2(iii) is amended to read as follows:

                  The request must be for 100% of each deferral Year and contribution source.

8. Clause (i) in the second sentence of Subsection 5.4(b) is amended to read as follows:

                  (i) must be for full Years, and for no fewer than 36 months from the beginning of the month in which such additional deferral is requested.

9. Subsection 5.4(b) is amended by adding the following sentence at the end thereof:

                  Instead of requesting an additional deferral, a Participant may request that an in-service payment be payable prior to the year scheduled, provided that no payment date may be requested which is within 36 months of the date of the request; any such requests shall be subject to the requirements set forth in
                  (ii) through (iv) of the second sentence of this subsection.

10.      The following new Section 5.13 is added to Article V:

                           5.13 WITHDRAWALS WITH PENALTY. A Participant may elect, at any time, but only once in a Year, to withdraw some or all of his or her Deferred Compensation Account balance; provided, however, that: (i) the amount of the withdrawal shall be subject to imposition of a withdrawal penalty equal to 10% of the withdrawal amount; (ii) the amount of the withdrawal must be for the entire Deferred Compensation Account balance or for 100% of a deferral Year and contribution source; and (iii) each such election must be made no fewer than 60 days prior to a previously scheduled distribution election. Payments of early withdrawal elections shall be made as soon as practicable, and are subject to applicable federal, state and local withholding taxes.


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11.      Section 6.7 is amended to read as follows:

                           6.7 DELEGATION OF DUTIES. The Benefits Officer may authorize others to execute or deliver any instrument or to make any payment in his or her behalf and may delegate any of his or her powers or duties to others as he or she shall determine, including the delegation of such powers and duties to an Assistant Benefits Officer who shall be appointed by the Benefits Officer. In the event of such delegation, the Assistant Benefits Officer shall for all purposes of the Plan be considered the Benefits Officer and all references to the Benefits Officer shall be deemed to be references to such Assistant Benefits Officer when acting in such capacity. The Benefits Officer and the Assistant Benefits Officer may retain such counsel, agents and clerical, medical, accounting and actuarial services as they may require in carrying out their functions.

12. Items 1 and 11 are effective as of August 1, 2002; item 2 is effective as of August 1, 2001; items 3 through 9 are effective as of April 1, 2002 and item 10 is effective as of June 3, 2002.


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